UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 14, 2012

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.03 of this report is hereby incorporated by reference into this Item 1.01. The registrant disclaims any implication that the agreements relating to the transactions described in this report are other than agreements entered into in the ordinary course of its business.

Securitization of Receivables

On September 19, 2012, the registrant Consumer Portfolio Services, Inc. ("CPS") and its wholly owned subsidiary CPS Receivables Five LLC ("Subsidiary") entered into a series of agreements under which Subsidiary purchased from CPS, and sold to CPS Auto Receivables Trust 2012-C (the "Trust"), approximately $105.3 million of subprime automotive receivables (the "Initial Receivables"). Subsidiary also committed to purchase and to sell to the Trust, and CPS committed to sell to Subsidiary, an additional $41.7 million of similar automotive receivables (the "Subsequent Receivables").

Residual Credit Facility – Extension of Maturity

On September 14, 2012, CPS and its wholly owned subsidiary Folio Funding II, LLC amended certain agreements governing a pre-existing residual credit facility (the “Residual Facility”), in which Citigroup Financial Products Inc. is the note purchaser (the “Note Purchaser”) and administrative agent.

The amendments (i) extend the scheduled maturity date for the indebtedness outstanding under the Residual Facility from February 13, 2013 to September 13, 2013, and (ii) subject to certain conditions relating to the performance of the underlying residual assets, suspend the amortization of such indebtedness until that extended scheduled maturity date.  CPS also paid a fee of $137,727 (1% of the indebtedness outstanding).

The Note Purchaser is the holder of presently exercisable warrants to purchase 2,000,000 shares of common stock of CPS, which would represent approximately 9.4% of outstanding shares if exercised.  An affiliate of the Note Purchaser is the lender in one of the registrant’s two warehouse credit facilities, and another affiliate of the Note Purchaser has provided investment banking services in connection with the registrant’s securitization program.

Transactions between CPS and its affiliates and the Note Purchaser and its affiliates are described in more detail under the caption “Certain Transactions - Citigroup” in the registrant’s definitive proxy statement for its 2012 annual meeting of shareholders, as filed with the U.S. Securities and Exchange Commission on April 20, 2012, which description is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

CPS, Subsidiary, the Trust and others on September 19, 2012 entered into a series of agreements that, among other things, created long-term obligations that are material to CPS, Subsidiary and the Trust. Under these agreements (i) CPS sold the Initial Receivables to Subsidiary, and committed to sell the Subsequent Receivables to Subsidiary not later than October 31, 2012, (ii) Subsidiary sold the Initial Receivables to the Trust, and committed to sell the Subsequent Receivables to the Trust, (iii) the Trust pledged the Initial Receivables, and committed to pledge the Subsequent Receivables, to Wells Fargo Bank, N.A. ("Wells Fargo"), as indenture trustee for benefit of the holders of the Notes (as defined below), (iv) the Trust issued and sold $147.0 million of asset-backed Notes, in five classes (such Notes collectively, the "Notes"), (v) a portion of the proceeds from the sale of the Notes was pledged to Wells Fargo as trustee for benefit of the holders of the Notes, to be used to fund the purchase price of the Subsequent Receivables, and (vi) a cash deposit (the "Reserve Account") in the amount of 1.00% of the aggregate balance of the Initial Receivables was pledged for the benefit of the holders of the Notes.

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Security for the repayment of the Notes consists of the Initial Receivables and, when and if sold, the Subsequent Receivables (together, the “Receivables"), and the rights to payments relating to such receivables. The Receivables were purchased by CPS from automobile dealers, and CPS will act as the servicer of the Receivables. Credit enhancement for the Notes consists of over-collateralization and the Reserve Account. Wells Fargo will act as collateral agent and trustee on behalf of the secured parties, and is the backup servicer.

The Notes are obligations only of the Trust, and not of Subsidiary nor of CPS. Nevertheless, the Notes are properly treated as long-term debt obligations of CPS. The sale and issuance of the Notes, treated as secured financings for accounting and tax purposes, are treated as sales for all other purposes, including legal and bankruptcy purposes. None of the assets of the Trust or Subsidiary are available to pay other creditors of CPS or its affiliates.

Upon completion of the anticipated October 2012 sale of the Subsequent Receivables to the Trust, the Trust will hold a fixed pool of amortizing assets. The Trust is obligated to pay principal and interest on the Notes on a monthly basis. Interest is payable at fixed rates on the outstanding principal balance of each of the five classes of the Notes, and principal is payable by reference to the aggregate principal balance of the Receivables (adjusted for chargeoffs and prepayments, among other things) and agreed required over-collateralization. The following table sets forth the interest rates and initial principal amounts of the five classes of Notes:

Note Class	Interest Rate	Amount
Class A	1.82%	$112,700,000
Class B	2.28%	13,230,000
Class C	3.32%	8,820,000
Class D	5.11%	7,350,000
Class E	7.50%	5,880,000

The 2012-C transaction has initial credit enhancement consisting of a cash deposit equal to 1.00% of the original receivable pool balance. The final enhancement level requires accelerated payment of principal on the Notes to reach overcollateralization of 11.00% of the then-outstanding receivable pool balance.

If an event of default were to occur under the agreements, the Trustee would have the right to accelerate the maturity of the Notes, in which event the cash proceeds of the Receivables that otherwise would be released to Subsidiary would instead be directed entirely toward repayment of the Notes. Events of default include such events as failure to make required payments on the Notes, breaches of warranties, representations or covenants under any of the agreements or specified bankruptcy-related events. In addition, if the Receivables (pledged as security for the Notes) were to experience net loss ratios that are higher than specified levels, the existence of such a "trigger event" would also require that the cash proceeds of the Receivables that otherwise would be released to Subsidiary would instead be directed to payment of principal on the Notes, until specified increased levels of overcollateralization were achieved.

At such time as the aggregate outstanding principal balance of the Receivables is less than 10% of the intended initial aggregate balance of $147.0 million, CPS will have the option to purchase the Trust estate at fair market value, provided that such purchase price is sufficient to cause the Notes to be redeemed and paid in full, and to cause other obligations of the Trust to be met.

ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

One exhibit is furnished:

99.1           Consumer Portfolio Services, Inc. September 19, 2012 press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: September 20, 2012	By: /s/ JEFFREY P. FRITZ
Jeffrey P. Fritz Senior Vice President and Chief Financial Officer Signing on behalf of the registrant

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